1

                                                                 EXHIBIT 10.16.1

                               EMPLOYMENT CONTRACT

Moscow                                                               10 May 2006

This Contract is made by and between OOO Marathon-TV, a legal entity organized and existing under the laws of the Russian Federation (hereinafter, the
"Company"), represented by Vladimir Sergeevich Hanumyan, acting by virtue of
Minutes of the Participants, and Mr. Sergei V. Petrov (hereinafter, the "General
Director" or "Mr. Petrov"). The Company and the General Director are hereinafter sometimes referred to individually as a "Party" and collectively as the
"Parties".

RECITALS

WHEREAS, in recognition of the experience and abilities of Mr. Petrov, the
Company desires to appoint him subject to the terms and conditions set forth herein;

WHEREAS, in accordance with a resolution of the Company's participants, the
Company appointed Mr. Petrov as General Director of the Company, and Mr. Petrov
is willing to accept such appointment;

NOW, THEREFORE, the Parties have agreed as follows:

1.   SUBJECT OF CONTRACT

This Contract shall govern the employment relations between the Company and the
General Director and set forth the General Director's rights and obligations in relation to the management of the Company's everyday business:

1.1  Subject to the terms and conditions of this Contract, the Company hereby agrees to employ Mr. Petrov as General Director, to ensure requisite working conditions as required by applicable law and to pay salary to the
     General Director fully and in a timely manner. Mr. Petrov hereby agrees to perform the duties of General Director on the terms and conditions stipulated herein, and to comply with applicable law, the Company's
     Charter, resolutions adopted by the General Shareholders' Meeting and Board of Directors of the Company, internal and other in-house regulations of the
     Company (hereinafter, "Regulations"), and this Contract.

1.2  The General Director shall perform the duties, as prescribed by this
     Contract, applicable law, the Company's Charter, Regulations and duly adopted resolutions of meetings of the participants. The General Director shall, to the best of his abilities and judgment, supervise, conduct and be responsible for the current and day-to-day management of the Company's affairs, except for those matters within the authority of the meetings of the participants, and perform such other duties as directed by the participants from time to time. Notwithstanding the foregoing, in no event shall the General Director have the authority, express or implied, to conclude contracts or agreements, or perform transactions or a series of related transactions, or assume obligations, on behalf of the Company or any related companies, divisions, affiliates or subsidiaries of the Company involving commitments or obligations of the Company or any such related company, division, affiliate or subsidiary in excess of US$50,000, without obtaining prior consent from the participants.

     If required by the Company's business needs and on the basis of the salary agreed to herein, the General Director may also be instructed to perform tasks not directly related to the General Director's position, but which can reasonably be expected of the General Director and which correspond to the General Director's education, abilities and performance in accordance with applicable law.

1.3  The work place of the General Director shall be at the offices of the
     Company at 12, 3rd Khoroshevskaya street, 123298, Moscow, Russia, or such other place where the Company may conduct its business; provided, however, that the General Director may from time to time be required to perform his duties at other locations (1) as required by the General Director's position at the Company, (2) in the General Director's exercise of best business judgment, as may be necessary in connection with the Company's business, or (3) as deemed necessary or appropriate by the Board of
     Directors, and the General Director shall travel to such locations. The
     General Director shall be compensated for any reasonable expenses incurred by him in connection with such work to the extent provided by applicable law and the terms hereof.

1.4  Work hereunder shall be the secondary place of employment for the General
     Director.

1.5  The General Director shall report to the Company and the meeting of the
     Company's participants.

1.6  The General Director may hold paid positions at other entities only subject to obtaining consent of the Company's participants.

1.7  The General Director shall commence performance of his duties, as provided by this Contract, as of the date when he is elected to his position
     (hereinafter, the "Start Date").

2.   TERM

2.1  Taking into account the nature of the position and duties, conditions of performance, and as required by Federal Law "Concerning Joint Stock
     Companies" and a resolution of the General Meeting of the Company's
     Participants concerning the appointment of the General Director, this
     Contract shall have a fixed term and be concluded for three (3) years commencing on the Start Date (hereinafter, the "Term") and shall be terminated upon the expiration of such Term.

2.2  The Company shall give written termination notice hereunder to the General
     Director within the time limits stipulated by Article 79 of the Labor Code of the Russian Federation (hereinafter, the "Labor Code").

2.3  Prior to the expiration of the Term, this Contract may be extended or novated by agreement of the Parties in connection with the appointment of an employee as General Director. Upon the expiration of the Term, this
     Contract may be extended or novated by agreement of the Parties in connection with the appointment/re-election of an employee as General
     Director.

3.   RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1  Rights and obligations of the General Director:

     3.1.1  The General Director shall be entitled:

            (1)  to be employed in the capacity and subject to the terms provided herein;

            (2)  to be provided a work place that complies with applicable environmental and safety requirements;

            (3)  to be paid salary in full and in a timely manner in accordance with Section 6 hereof;

            (4)  to such days-off and leave, as provided by Section 4 hereof and applicable laws and regulations;

            (5)  to be compensated for injury sustained in connection with the performance of his work duties, as well as for moral harm in accordance with the procedure established by applicable law;

            (6)  to issue orders and regulations within the limits of his authority that are binding for the Company's employees and that must be recorded and stored;

            (7)  to open and close the Company's bank accounts denominated in rubles or foreign currency;

            (8)  to represent the Company before third parties, either Russian or foreign, including government authorities, institutions and organizations without a power of attorney, and to assign
                 responsibility for certain areas of the Company's business to his deputies by issuing powers of attorney.

     3.1.2  The General Director shall:

            (1)  perform the duties, as prescribed by this Contract, applicable law, the Company's Charter, Regulations and duly adopted
                 resolutions of the Board of Directors and General Participants'
                 Meeting;

            (2)  carry out the resolutions of the Board of Directors and General
                 Participants' Meeting in a precise and timely manner;

            (3)  report directly to the participants and any committee thereof on financial, operational and commercial matters related to the
                 Company's business in a timely and proper manner as required by the Company's Charter, Regulations or duly adopted resolutions of the participants, or as may otherwise be requested from time to time by the Company's participants or any committee thereof;

            (4)  cause annual budget and operating plan targets approved by the
                 Company to be fulfilled;

            (5)  submit annual reports on the Company's business and other documents stipulated by applicable law and this Contract to the
                 General Participants' Meeting for approval;

            (6)  return, upon expiration or termination of this Contract, any
                 Company property given to the General Director for use in
                 connection with the performance of his duties and reimburse all and any amounts due from the General Director as of the
                 termination date;

            (7)  inform the participants in the event that he is unable to perform his duties (due to illness, disability, injury or
                 incapacity) within a reasonable period of time. If such
                 illness, disability or incapacity shall prevent the General
                 Director from performing his duties hereunder, he shall submit a doctor's sick slip or a certificate acceptable to the
                 Company, evidencing sufficient reason for being absent;

            (8)  in accordance with Section 1.3 hereof, travel on business on behalf of the Company, provided that the General Director shall be entitled to reimbursement of travel expenses as provided by this Contract, applicable laws and Regulations;

            (9)  notify the Company immediately of any changes in his personal details, which are or may be required by the Company in
                 connection with the General Director's performance of his
                 duties;

            (10) subject to the provisions of Section 6 hereof, not disclose any confidential information that the General Director may become aware of in connection with the performance of his duties.

     3.1.3  In addition, the General Director shall:

            (1)  perform his duties in good faith and in an accurate, timely and highly professional manner;

            (2)  devote all work hours, attention, energy and professional capacity for employment with the Company hereunder, not render any professional services for the entire Term hereof under any agreement or arrangement (except as may be permitted by the
                 General Participants' Meeting in accordance with Section 1.6 hereof) and otherwise refrain from any activities that may interfere with the performance of his duties;

            (3)  take care of the Company's property transferred by the Company to the General Director to discharge his duties, avoid any actions that may cause any harm to the Company or its property, and maintain annual insurance for items of property owned by the Company;

            (4)  immediately notify the participants of any circumstances that pose a health or safety risk or a risk of harm or loss to the
                 Company or its property;

            (5)  take steps to staff the Company with required professional staff, effectively use and develop their professional knowledge and experience and promote a friendly business environment for members of staff;

            (6)  comply with work safety requirements established by applicable laws and regulations, as well as in-house regulations of the
                 Company. As required by applicable Russian law, the General
                 Director shall undergo a work safety training program;

            (7)  take steps for the timely and full collection of amounts receivable and minimize amounts payable by the Company;

            (8)  secure the execution and timely extension of all licenses and authorizations required for the business of the Company and for the mass medium established by it;

            (9)  use best efforts to promote the interests of the Company and its affiliates and refrain from acts which may adversely affect the reputation or business of the Company or any of its
                 affiliates;

            (10) submit for review and approval by the General Participants'
                 Meeting planned transactions involving the acquisition/disposal or possible acquisition/disposal of any property by the Company and/or the assumption of any obligations (including
                 transactions under loan, credit, pledge, surety, joint
                 activity, lease or other agreements) to a value in excess of the ruble equivalent of US$50,000 translated at the CBR
                 exchange rate quoted as at the date when the transaction amount is agreed with the contracting party or as at the date when any such transaction is approved by the General Shareholders'
                 Meeting/Board of Directors;

            (11) abide by applicable law, the Company's Charter, Regulations and duly adopted resolutions of the General Participants' Meeting, and any changes thereto which may be adopted from time to time, acting in a conscientious and reasonable manner;

            (12) cause the Company to pay all taxes and other levies due and payable to the budget and non-budgetary funds. The General
                 Director shall be liable to pay all of his own taxes due and payable by him in Russia or any other jurisdiction;

            (13) perform other obligations, as set out in this Contract, the
                 Company's Charter and in-house regulations.

     When exercising his rights and performing his duties, the General Director must act solely for the Company's benefit and exercise his rights and perform his duties in a conscientious and reasonable manner. The General
     Director's default on any of the duties set forth in Sections 3.1.2 and
     3.1.3 shall be deemed a gross breach of the terms and conditions hereof and may, at the Company's sole discretion, be relied upon to dismiss the
     General Director, as contemplated by Section 9.4 hereof.

3.2  Rights and obligations of the Company:

     3.2.1  The Company, by action of the Board of Directors and General
            Shareholders' Meeting, shall have all rights granted to
            employers under the Labor Code, including, without limitation, the right:

            (1)  to terminate this Contract in accordance with Section 9 hereof and applicable law;

            (2)  to establish the terms and conditions of any bonus plans, incentive payments and allowances;

            (3)  to take disciplinary action against and impose sanctions on the
                 General Director, as provided under the Labor Code, Federal Law
                 "Concerning Joint Stock Companies" and other applicable law;

            (4)  to approve resolutions and Regulations, governing the conduct and authority of the General Director;

            (5)  to require the General Director to report to the General
                 Participants' Meeting, as necessary or desirable.

     3.2.2  The Company shall:

            (1)  employ the General Director in his capacity and in accordance with his employment duties on the terms and conditions set forth herein;

            (2)  ensure such working conditions for the General Director as are necessary to enable him to perform his duties hereunder;

            (3)  ensure work safety conditions, consistent with applicable work safety and health requirements;

            (4)  ensure the General Director's involvement in business management matters as contemplated by the provisions of the
                 Labor Code and other applicable law, the Company's Charter,
                 Regulations and resolutions of the General Participants'
                 Meeting;

            (5)  pay the General Director's salary and any applicable bonuses in the amounts set forth in Section 5 hereof;

            (6)  provide workers' compensation insurance coverage of the General
                 Director for work-related accidents and illnesses as provided by applicable law;

            (7)  provide the General Director annual paid leave in accordance with Section 4 hereof;

            (8)  withhold personal income tax from the General Director's salary and transfer the same to the appropriate government budgets in accordance with applicable law;

            (9)  carry out other responsibilities, as provided by the Labor Code and other applicable laws.

4.   WORKING HOURS AND LEAVE

4.1  The General Director's work day shall be from 9:00 through 18:00 with one hour lunch break; his normal work week shall be five days with two days off
     (Saturday and Sunday) during which time the General Director shall be in the Company's offices or such other locations as necessary or desirable for the conduct of the Company's business as provided in Section 1.4 hereof.
     The General Director's days off shall include Saturdays and Sundays and all statutory holidays, legislated by the Russian Federation as non-working days. Except during vacation periods, public holidays and reasonable periods of absence due to sickness, personal injury or other disability, the General Director shall work no less than forty (40) hours per week in accordance with applicable law and Regulations.

4.2  The General Director shall be subject to a non-standardized work day. Where necessary, the General Director may be requested to work outside normal working hours.

4.3  The General Director shall be entitled to annual paid leave of twenty eight
     (28) calendar days, to be taken at such times as may be approved by the
     Board of Directors, and additional leave of three (3) days. The General
     Director shall be free to take leave in portions, provided, however, that at least one such portion shall be minimum fourteen (14) calendar days in duration. The General Director's entitlement to leave for the first year of his employment hereunder shall arise after six months of uninterrupted employment with the Company. Subject to agreement between the Parties, paid leave may be granted to the General Director before the end of the said six-month period.

4.4  Upon approval of the Board of Directors, the General Director may be
     granted additional leave of absence without pay for such period as may be determined by the Board of Directors in accordance with the Labor Code and other provisions of applicable law.

5.   COMPENSATION, BENEFITS AND REIMBURSEMENTS

5.1  In consideration of his services hereunder, the General Director shall receive an annual base salary of US$2,500 translated into the ruble equivalent at the CBR exchange rate as at the salary accrual date. Salary shall be paid two times per month on dates as established by Regulations.

5.2  The Company shall, acting at its own discretion, pay an annual bonus to the
     General Director. The amount of such annual bonus shall be determined and approved by the General Participants' Meeting of the Company. In any event, to qualify for a bonus, the General Director must be employed by the
     Company at such time when the bonus is paid.

5.3  The General Director shall be paid his salary and annual bonus, as set forth in Sections 5.1 and 5.2 hereof, in Russian rubles, translated at the
     CBR official exchange rate effective as of the salary and bonus accrual date, by wire transfer to his account with an authorized Russian bank or by another means which may be agreed upon with the General Director.

5.4  The Company shall make tax deductions from the General Director's salary, bonuses and other statutory amounts of income at the rates and in accordance with the procedure as provided by applicable Russian law.
     Notwithstanding the foregoing, the General Director shall be responsible for the payment of taxes on his salary, bonuses and other income paid by the Company in any other jurisdiction where his income may be subject to taxation. In addition, the General Director shall be liable to pay taxes on income earned from any source which is not related to the employment relationship between the Company and the General Director.

5.5  During the Term, the Company shall provide the General Director with a mobile phone and shall pay the cost of calls related to the performance by the General Director of his duties hereunder.

5.6  Travel expenses and other ordinary and necessary business expenses incurred by the General Director in connection with the performance of his duties shall be reimbursed by the Company in accordance with applicable Russian law and Regulations.

5.7  The General Director may receive an advance to cover any travel expenses in accordance with applicable law and Regulations. All actual travel expenses shall be fully reported immediately after the trip and backed up by receipts in evidence of the expenses incurred in accordance with the procedure established by Regulations. The outstanding balance of such actual expenses shall be repaid to the General Director after the travel expense report has been checked and approved by the Chief Accountant in accordance with Regulations.

6.   CONFIDENTIALITY AND PROPRIETARY INFORMATION

6.1  The General Director shall maintain confidentiality of any and all information concerning the Company's business contacts and clients, other business data, documents and records or any other commercial, financial or technical information, which may have become known to him in the course of employment by the Company, as well as all and any information regarding the terms and conditions of this Contract and refrain from disclosing the above to any third parties unless doing so is required in the course of the
     General Director's employment hereunder, or required by applicable law, or court or governmental authority order. This obligation shall survive the termination of this Contract and shall be in effect for two (2) years thereafter.

6.2  The General Director hereby represents and warrants that he is not bound by any other commitments that would be in conflict with his obligations hereunder and undertakes that in the future he shall not become party to any confidentiality commitment with third parties that may prevent him from disclosing to the Company information necessary or desirable for the conduct of the Company's business.

6.3  The General Director hereby acknowledges that the provisions contained in this Section 6 are reasonable and necessary, in view of the nature of the
     Company and his knowledge thereof, in order to protect the Company's legitimate interests.

6.4  The General Director agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the business or financial affairs of the Company and its affiliates
     (collectively, "Proprietary Information") is and shall be the exclusive property of the Company and its affiliates. By way of illustration, but not limitation, Proprietary Information may include business processes, methods and techniques; programming schedules; material terms of contracts;
     projects; developments; plans; research, financial and personnel data;
     computer programs; and supplier lists. The General Director shall not disclose any Proprietary Information or use the same for any unauthorized purposes without written approval of the President or the Board of
     Directors, either during or after his employment, unless and until such
     Proprietary Information has become public knowledge through no fault of the
     General Director.

6.5  The General Director agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary
     Information, whether created by the General Director or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the General Director only in the performance of his duties for the Company or its affiliates.

6.6  The General Director agrees that his obligation not to disclose or use information, know-how and records of the types set forth above also extends to such types of information, know-how, records and tangible property of business partners of the Company or its affiliates or other third parties who may have disclosed or entrusted the same to the Company or to the
     General Director in the course of the Company's business.

6.7  The provisions of this Section survive the termination of the General
     Director's employment and the termination of this Contract.

7.   ASSIGNMENT OF RIGHTS

7.1  The General Director hereby agrees that all proprietary rights globally in respect of any inventions, utility models, industrial designs, integral circuit designs, know-how, software and databases, scientific, literary and artistic works, created by the General Director in the course of the performance of his duties for and/or as requested by the Company, including the right to apply for and obtain patents and certificates, in respect of registrations, reproduction, publication, distribution, any commercial or non-commercial use, adaptation, creation of any derivative works, as well as other patent holder, copyright or related rights, granted to the employer by applicable law, shall be owned by the Company or transferred to the Company hereunder.

7.2  The General Director shall inform the Company in a timely manner of any intellectual property, created by him, as detailed in Section 7.1, and provide all necessary assistance to the Company in properly securing such rights, as listed in Section 7.1, including preparation of applications and any other documents, evidencing transfer of the said rights to and/or ownership of such rights by the Company. The General Director shall also fully assist the Company in protecting such rights, as listed in Section
     7.1, where such rights are infringed by third parties or where any claims or lawsuits are filed against the Company in connection with the use of such rights by the Company.

7.3  The General Director hereby undertakes not to reproduce, sell, license, distribute or otherwise transfer to third parties, nor to adapt or decompile the intellectual property, as listed in Section 7.1, without prior written consent of the Company.

7.4  The remuneration to the author and the method of its payment shall be determined in each particular case in accordance with applicable law and a side agreement to be signed between the General Director and the Company.

8.   NON-COMPETITION AND LOYALTY OF THE GENERAL DIRECTOR

8.1  The General Director hereby undertakes that during the employment period he will not, either directly or indirectly, as an employee, employer, advisor, agent, principal, partner, shareholder (except for minor shareholding acquisitions on stock markets), corporate official, director or otherwise:

            (1)  participate in the business of any business entities competing with the Company and/or its affiliates (hereinafter, a
                 "COMPETITOR");

            (2)  provide advisory services or assistance to any Competitor, including, but not limited to, offering employment or other contractual relationships to any employees of the Company or any employees who are no longer employed by the Company over the last 12 months; or

            (3)  search, offer or negotiate any opportunities, contracts or agreements associated with any acts set forth in this Section.

8.2  The General Director hereby warrants that the execution by him of this
     Contract does not conflict with or breach any undertakings of the General
     Director before private individuals or legal entities, including, but not limited to, any undertakings in connection with any previous employment of the General Director and undertakings arising by virtue of any non-competition agreement.

8.3  The General Director hereby warrants that, prior to the execution of this
     Contract, he notified the Company in full of any and all material circumstances associated with his performance prior to the execution hereof.

8.4  During the term of the General Director's employment and for a period of six (6) months after the termination of such employment, the General
     Director will not directly or indirectly:

            (1)  as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a
                 publicly held company), engage in the business of television broadcasting (or radio broadcasting to the extent the Company or its affiliates have radio operations at the date of
                 termination of employment) in Russia or any country in which the Company is operating or in which it has undertaken material preparations to begin operating, in each case, as of the date of termination of employment; or

            (2)  recruit, solicit or induce, or attempt to induce, any employee or employees of the Company or its affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliates; or

            (3)  solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the current or
                 prospective business partners, advertisers or affiliate
                 stations of the Company with whom the General Director had significant contact while employed by the Company or its
                 affiliates.

            (4)  If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

            (5)  The General Director acknowledges and agrees that the restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and its affiliates and are considered by the General Director to be reasonable for such purpose. The General Director agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be
                 available, the Company shall have the right to seek specific performance and injunctive relief.

            (6)  The provisions of this Section survive the termination of the
                 General Director's employment and the termination of this
                 Contract.

9.   TERMINATION

9.1  This Contract shall be terminated upon expiration of the Term, of which the
     General Director should be given written notice within the time period stipulated by Article 79 of the Labor Code.

9.2  This Contract may be terminated by agreement of the Parties at any time.

9.3  The General Director shall be entitled to terminate this Contract at any time subject to at least one (1) month prior written notice to the Board of
     Directors.

9.4  The Company shall have the right to terminate this Contract in accordance with Article 81 of the Labor Code and other applicable Russian labor law.
     For the purposes of this Contract, a breach by the General Director of any of the obligations set forth in Sections 3.1.2 and 3.1.3 hereof shall be deemed a gross breach of his duties and shall give the Company the right to terminate this Contract under Article 81.10 of the Labor Code.

9.5  Notwithstanding anything in Section 9.4 to the contrary, the Company shall have the right to terminate this Contract at any time with or without cause pursuant to a resolution of the General Shareholders' Meeting. For the purposes of this Contract, "with cause" shall mean that the Company terminates this Contract due to (1) a breach by the General Director of the terms hereof, (2) the commission by the General Director of acts of moral turpitude or any acts involving dishonesty, fraud, gross negligence or willful misconduct, (3) criminal indictment of the General Director, punishable by imprisonment of one year or more, as documented by a valid court ruling, (4) reasons stated in Article 81 of the Labor Code, (5)
     reasons stated in Article 278 of the Labor Code, or (6) a change of the property owner.

9.6  This Contract may be terminated at the Company's initiative without cause, subject to one (1) month prior termination notice in writing.

9.7  This Contract shall be terminated under circumstances beyond the control of the Parties, as provided for by Article 83 of the Labor Code, or on other grounds as provided by applicable law.

10.  PAYMENT OF COMPENSATION IN THE EVENT OF TERMINATION

10.1 In the event of the termination of this employment agreement with the
     General Director prior to the end of its validity based on a decision of the Company with the absence of cause or fault, the Company shall pay the
     General Director compensation for early termination in the amount of six average monthly payments.

10.2 In the event that this employment agreement is terminated for the reasons set forth in Articles 6, 7, 8 and 9, Articles 77 and 81 of the Russian
     Labor Code, the Company will pay the General Director compensation in the amount of six average monthly payments.

11.  EMPLOYMENT DISPUTE RESOLUTION

11.1 In the event a dispute arising under or related to this Contract between the Parties, the Parties shall endeavor to resolve such dispute through negotiations.

11.2 In the event that a dispute between the Parties cannot be resolved through negotiations within a reasonable period of time, it shall be settled in the manner provided by applicable Russian law.

11.3 This Contract shall be governed by the laws of the Russian Federation.

12.  MISCELLANEOUS PROVISIONS

12.1 This Contract shall be deemed to have been concluded and shall become effective upon the election of Mr. Petrov as General Director of the
     Company.

12.2 This Contract is made in two counterparts, one counterpart for each of the
     Parties.

12.3 Any amendment to this Contract shall become effective when executed in writing and signed by both Parties. Notwithstanding the foregoing, this provision shall not be construed to limit the authority of the Board of
     Directors or General Shareholders' Meeting of the Company to adopt resolutions that define the General Director's authority and responsibilities in more detail and approve Regulations, provided that such resolutions do not materially alter the provisions hereof.

12.4 Any invalidity or non-enforceability of one or more provisions of this
     Contract shall not invalidate this Contract as a whole or render it unenforceable. The Parties hereby agree that any invalid or unenforceable provisions herein shall be separated from the valid and enforceable provisions hereof and this Contract shall be restated and applied in such a manner so as to best accomplish those purposes, objectives and economic interests, which the Parties intended to accomplish at the time of signing this Contract. In the event that any provision hereof is recognized to be invalid in the manner provided by applicable law, the Parties shall make every effort to achieve agreement on and incorporate into this Contract new provisions, which to the maximum extent reflect economic interests of the
     Parties as at the time when this Contract was made and help to accomplish the same economic result.

12.5 For the purposes of this Contract, notices, demands and other communications contemplated herein shall be in writing in Russian or
     English and shall be deemed to have been duly given when delivered or
     (unless otherwise specified) mailed by certified or registered mail, return receipt requested, postage prepaid, to the Company's address or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notices of a change of address shall be effective only upon receipt.

IN WITNESS WHEREOF, each of the Parties has executed this Contract as of the day and year first above written.

                                          On behalf of the Company _____________

                                          Khanumyan Vladimir Sergeevich

                                          Petrov Sergey Viktorovich ____________